SCHEDULE 14C INFORMATION
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HIGHLAND RIDGE, INC.
(Name of Registrant as Specified in Its Charter)

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HIGHLAND RIDGE, INC.
Xinqiao Industrial Park
Jingde County, Anhui Province, 242600
People’s Republic of China

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is first being mailed on or about May 27, 2010 to the holders of record of the outstanding common stock, $0.001 par value per share (the “Common Stock”) of Highland Ridge, Inc., a Delaware corporation (the “Company”), as of the close of business on May 4, 2010 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to a written consent in lieu of a meeting, dated May 4, 2010, (the “Written Consent”) of a stockholder of the Company owning at least a majority of the outstanding shares of Common Stock of the Company as of the Record Date (the “Majority Stockholder”). Except as otherwise indicated by the context, references in this Information Statement to “Company,” “we,” “us,” or “our” are references to Highland Ridge, Inc.

The Written Consent authorized and approved a Certificate of Amendment of our Certificate of Incorporation (the “Certificate of Amendment”) to change our name to “TEC Technology, Inc.” A copy of the Certificate of Amendment is attached to this Information Statement as Appendix A.

The Written Consent constitutes the consent of a majority of the total number of shares of outstanding Common Stock and is sufficient under the General Corporation Law of the State of Delaware (“DGCL”) and our Bylaws to approve the Certificate of Amendment. Accordingly, the Certificate of Amendment is not presently being submitted to our other stockholders for a vote. The action by Written Consent will become effective when the Company files the Certificate of Amendment with the Delaware Secretary of State.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

By Order of the Board of Directors,

/s/ Chun Lu
Chun Lu
Chief Executive Officer

GENERAL INFORMATION

This Information Statement is being first mailed on or about May 27, 2010, to stockholders of the Company by the Board of Directors to provide material information regarding corporate actions that have been approved by the Written Consent of the Majority Stockholder.

Only one copy of this Information Statement is being delivered to two or more stockholders who share an address unless we have received contrary instruction from one or more of such stockholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT OF OUR CERTIFICATE OF INCORPORATION.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

AUTHORIZATION BY THE BOARD OF DIRECTORS
AND THE MAJORITY STOCKHOLDER

Under the DGCL and the Company’s Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. The approval of the Certificate of Amendment requires the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock. Each Stockholder is entitled to one vote per share of Common Stock held of record on any matter which may properly come before the stockholders.

On the Record Date, the Company had 30,181,552 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share.

On May 4, 2010, our Board of Directors unanimously adopted resolutions approving the Certificate of Amendment and recommended that our stockholders approve the Certificate of Amendment as set forth in Appendix A. In connection with the adoption of these resolutions, our Board of Directors elected to seek the written consent of the holders of a majority of our outstanding shares in order to reduce associated costs and implement the proposals in a timely manner.

Our Board of Directors has determined that the change of our name to “TEC Technology, Inc.” is in the best interest of our stockholders as it more accurately reflects our marketing and branding strategy for the Company and its products.

CONSENTING STOCKHOLDERS

On May 4, 2010, the Majority Stockholder, Hua Peng Phillip Wong, being the record holder of 17,797,372 shares of our Common Stock, constituting approximately 58.97% of the issued and outstanding shares of our Common Stock, consented in writing to the Certificate of Amendment.

Accordingly, we have obtained all necessary corporate approvals in connection with the Certificate of Amendment. We are not seeking written consent from any other stockholder, and the other stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising stockholders of the action taken by written consent and giving stockholders notice of such actions taken as required by the Exchange Act.

As the action taken by the Majority Stockholder was by written consent, there will be no security holders’ meeting and representatives of the principal accountants for the current year and for the most recently completed fiscal year will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions from our stockholders.

We will, when permissible following the expiration of the 20-day period mandated by Rule 14c of the Exchange Act and the provisions of the DGCL, file the Certificate of Amendment with the Delaware Secretary of State’s Office. The Certificate of Amendment will become effective upon such filing and we anticipate that such filing will occur approximately 20 days after this Information Statement is first mailed to our stockholders.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

Our authorized capital currently consists of 300,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, $0.001 par value per share (the “Preferred Stock”). Each share of Common Stock entitles its record holder to one (1) vote per share. Holders of our Common Stock do not have cumulative voting, conversion, redemption rights or preemptive rights to acquire additional shares. The Board of Directors is authorized, subject to limits imposed by relevant Delaware laws, to issue shares of Preferred Stock in one or more classes or series within a class upon authority of the Board of Directors without further stockholder approval. Any Preferred Stock issued in the future may rank senior to the Common Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of the Company, or both. In addition, any such shares of Preferred Stock may have class or series voting rights.

At the close of business on the Record Date, we had 30,181,552 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding.

AMENDMENT OF OUR CERTIFICATE OF INCORPORATION

Our current Certificate of Incorporation states that the name of the Company is “Highland Ridge, Inc.” On May 4, 2010, our Board of Directors unanimously approved, subject to receiving the approval of the holders of a majority of our outstanding capital stock, an amendment to our Certificate of Incorporation to change our name to “TEC Technology, Inc.” The Majority Stockholder approved the Certificate of Amendment pursuant to a Written Consent dated as of May 4, 2010. The proposed Certificate of Amendment is attached hereto as Appendix A.

The Certificate of Amendment effecting the name change will become effective following filing with the Secretary of State of the State of Delaware, which will occur promptly following the 20th day after the mailing of this Information Statement to our stockholders as of the Record Date.

The principal reason for our name change is to more accurately reflect our new business operations.

DISSENTER’S RIGHTS

Under Delaware law, holders of our Common Stock are not entitled to dissenter’s rights of appraisal with respect to the proposed amendment to our Certificate of Incorporation and the adoption of the Certificate of Amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our voting stock as of May 4, 2010 (i) by each stockholder who has reported or is known by us to have beneficial ownership of more than five percent of our Common Stock; (ii) by each of our current directors and executive officers; and (iii) by all of our current directors and executive officers as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of Anhui TEC Tower Co., Ltd Room 4002, RongChao Landmark, 4028 Jintian Rd, Futian District, Shenzhen 518070, People’s Republic of China.

Name and Address of Beneficial Owner	Office, If Any	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Officers and Directors
Chun Lu	Chairman, CEO and President	Common stock, $0.001 par value	0(3)	*
Yuhua Yang	CFO, Treasurer and Secretary	Common stock, $0.001 par value	0	*
Xiaoxiang Liu	Director	Common stock, $0.001 par value	0	*
Wei Zhang	Lead Director	Common stock, $0.001 par value	0	*
All officers and directors as a group (4 persons named above)	--	Common stock, $0.001 par value	0	*
5% Security Holders
Hua Peng Phillip Wong	--	Common stock, $0.001 par value	17,797,372 (3)	58.97%
AMTT Digital A Limited	--	Common stock, $0.001 par value	4,130,000(4)	13.68%
Ying Liu	--	Common stock, $0.001 par value	2,490,129	8.25%

_______________
* Less than 1%

(1)

Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.

(2)

A total of 30,181,552 shares of our common stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1) as of May 4, 2010. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

(3)

The shares held by Mr. Wong are subject to an option agreement, dated May 4, 2010, which gives our Chief Executive Officer, Mr. Lu, an option to acquire 17,797,372 shares our common stock currently owned by Mr. Wong. For details regarding this option agreement, see our disclosures under “Changes in Control” below.

(4)	Includes 4,130,000 shares held by AMTT Digital A Limited, which is owned and controlled by Jian Wu.

CHANGES TO OUR BUSINESS AND CHANGE OF CONTROL

We were originally organized under the laws of the State of Florida, on July 22, 1988, under the name Sea Green, Inc. On June 3, 1998, we changed our name to Americom Networks Corp. and on July 10, 1998, we changed our name to Americom Networks International, Inc. From our inception until we ceased active business operations in May 1999, we engaged in various business endeavors and pursued several lines of business including the development and marketing of telecommunications systems to high-volume users for use or resale. On February 6, 2008, we effected a redomestication from Florida to Delaware, pursuant to an Agreement and Plan of Merger with Americom Networks International, Inc., or Americom, a Delaware corporation and our wholly-owned subsidiary, whereby we merged with and into Americom, with Americom being the surviving entity. The merger became effective on February 6, 2008 and we became a Delaware corporation. On August 15, 2008, we changed our name to Highland Ridge, Inc. and our primary business became the search for a potential merger candidate or a business to acquire. As a result of the share exchange transaction discussed below, we are now engaged in the design, production and sale of transmission and related products used in high voltage electric transmission and wireless communications.

On January 13, 2010, we entered into and closed a share purchase agreement with Michael Anthony, our CEO at the time, and certain accredited purchasers signatory thereto, pursuant to which, we sold an aggregate of 10,880,000 shares of our common stock to the purchasers for a total of $225,000. In connection with the closing of the share purchase agreement, Mr. Anthony resigned from all positions in the Company held by him and Ms. Jiao was appointed as our President, Chief Executive Officer, Treasurer and Secretary effective immediately. Mr. Anthony also resigned as the sole director of the Company and Ms. Jiao was appointed as the sole director and Chair of the Board of Directors effective ten (10) days following the filing and mailing of the Schedule 14f-1 which we filed on January 13, 2010.

Simultaneously with the closing of the share purchase agreement, we re-purchased 10,880,000 common shares from Corporate Services International Profit Sharing and Century Capital Partners, LLC, which are both beneficially owned by Mr. Anthony, for an aggregate purchase price of $225,000, as contemplated by a repurchase agreement, dated January 13, 2010, by and among the Company, Corporate Services International Profit Sharing and Century Capital Partners, LLC. Immediately following the closing of the share purchase agreement and the repurchase agreement, the purchasers under the share purchase agreement held 99% of our common stock resulting in a change in control of the Company.

Reverse Acquisition of TEC

On May 4, 2010, we entered into and closed a share exchange agreement, or the Share Exchange Agreement, with TEC Technology Limited, or TEC, a Hong Kong limited company, and its sole shareholder, Mr. Hua Peng Phillip Wong, pursuant to which we acquired 100% of the issued and outstanding capital stock of TEC in exchange for 19,194,421 shares of our common stock, par value $0.001, which constituted 63.6% of our issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of the transactions contemplated by the Share Exchange Agreement., which effected a reverse acquisition of TEC. Immediately following closing of the reverse acquisition of TEC, Mr. Wong transferred 1,397,049 of the shares issued to him under the share exchange to certain persons who provided prior services to TEC and its subsidiaries, pursuant to a side letter agreement among Mr. Wong and such service providers, dated May 4, 2010. As a result of this share transfer, Mr. Wong now holds 17,797,372 shares of our common stock constituting 58.9% of our issued and outstanding capital stock on a fully-diluted basis.

Upon the closing of the reverse acquisition on May 4, 2010, Ms. Jiaojiao Jiao, our sole director and officer, resigned from all offices of the Company that she held. On May 4, 2010, Ms. Jiao also resigned as the sole director of the Company, effective ten (10) days following the filing and mailing of an information statement on Schedule 14f-1 which was filed on May 14, 2010 and mailed on May 20, 2010, and Mr. Chun Lu, was appointed as Director and Chair of our Board of Directors, effective immediately. Also upon the closing of the reverse acquisition, our board of directors increased its size to 3 members and appointed Mr. Xiaoxiang Liu and Mr. Wei Zhang to fill the vacancies created by such increase, effective as of the effective date of Ms. Jiao’s resignation. In addition, our board of directors appointed Mr. Lu to serve as our Chief Executive Officer, and Mr. Yuhua Yang to serve as our Chief Financial Officer, Treasurer and Secretary, effective immediately at the closing of the reverse acquisition.

Prior to May 4, 2010, TEC was a private corporation incorporated on November 11, 2009, in Hong Kong. It was principally established to serve as an investment holding company and its operations are carried out in Hong Kong. On February 22, 2010, TEC acquired Anhui TEC Tower Co., Ltd., or TEC Tower, a PRC limited Company, and TEC Tower’s wholly owned subsidiary, Zheijiang TEC Tower Co., Ltd., or ZTEC, pursuant to an equity transfer agreement between Chun Lu, TEC Tower’s sole shareholder, and TEC, pursuant to which, Mr. Lu transferred 100% of the equity interest in TEC Tower to TEC. The transfer was approved by the Department of Commerce of Anhui Province on March 2, 2010.

TEC Tower was established in the PRC on April 19, 2006, for the manufacture, sale and installation of communications and electric power transmission steel towers, and the manufacture and sale of communications products. On March 10, 2010, in connection with its acquisition by TEC, TEC Tower was recognized by the Department of Commerce of Anhui Province as a foreign-invested enterprise. ZTEC was established on December 7, 2009, by a 90% contribution from TEC Tower and a 10% contribution from Yiping Zhu, a PRC individual, for the sale and installation of communications steel towers, and communication construction projects. ZTEC’s production facility is still under construction and is expected to commence operations by the end of fiscal year 2010.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The periodic reports and other information we have filed with the SEC, may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington DC 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov. Copies of these documents may also be obtained by writing our secretary at the address specified above.

* * *

APPENDIX A

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION

This corporation (the “Corporation”) organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That by written consent of the Board of Directors of Highland Ridge, Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the amendment was as follows:

RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered “ARTICLE I” so that, as amended, said Article shall be and read as follows:

ARTICLE I

NAME

The name of the Corporation shall be “TEC Technology, Inc.”

SECOND: That pursuant to a resolution of its Board of Directors and in accordance with Section 228(a) of the General Corporation Law of the State of Delaware, a special meeting of the stockholders of said corporation was held on May 4, 2010, at which the necessary number of shares as required by statute were voted in favor of the name change amendment, such change to be effected at such time as was determined to be in the best interests of the Corporation, as determined by the Board of Directors of the Corporation.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed this __ day of __________ , 2010.

By:
Name: Chun Lu
Title: Chief Executive Officer